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                                                             EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MagneTek, Inc. 1997 Non-Employee Director Stock Option Plan of our reports dated August 18, 1997, with respect to the consolidated financial statements and schedule of MagneTek, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

                                                      ERNST & YOUNG LLP
St. Louis, Missouri
February 3, 1998